CLAIMSNET.COM INC.

                             1997 STOCK OPTION PLAN

                      AMENDMENT EFFECTIVE OCTOBER 20, 2000


         The Claimsnet.com inc. 1997 Stock Option Plan (the "Plan") is hereby amended in the following particular only. Section III, "Stock Subject to The Plan", shall be replaced in its entirety as follows.


III.     Stock Subject to The Plan.
         -------------------------

         The stock subject to this Plan shall be the Common Stock, presently authorized but unissued or subsequently acquired by the Company. Subject to adjustment as provided in Section 7 hereof, the aggregate amount of Common Stock to be delivered upon the exercise of all options granted under the Plan shall not exceed in the aggregate 1,307,692 shares as such Common Stock was constituted on the effective date of the most recent Plan amendment, October 20, 2000. If any option granted under the Plan shall expire, be surrendered, exchanged for another option, canceled, or terminated for any reason without having been exercised in full, the unpurchased shares subject thereto shall thereupon again be available for purposes of the Plan, including for replacement options which may be granted in exchange for such surrendered, canceled, or terminated options.